HV05-X
Non 40 Year Conforming Loans

times30	count	balance	% by balance
0	6986	2,618,928,513.83	92.49
1	403	162,349,612.39	5.73
2	63	24,850,372.07	0.88
3	27	8,723,964.65	0.31
4	21	7,473,763.45	0.26
5	10	4,381,813.15	0.15
6	5	2,907,918.14	0.1
7	2	444,059.67	0.02
8	3	1,216,431.46	0.04
11	1	212,076.82	0.01

times60	count	balance	% by balance
0	7496	2,818,421,915.99	99.54
1	17	9,188,476.33	0.32
2	5	2,753,252.32	0.1
4	1	151,984.96	0.01
5	1	679,201.19	0.02
6	1	293,694.84	0.01